As filed with the Securities and Exchange Commission on November 2, 2016
Registration No. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________
TESORO LOGISTICS LP
(Exact name of Registrant as Specified in Its Charter)

Delaware	27‑4151603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

19100 Ridgewood Pkwy
San Antonio, Texas 78259-1828
(Address, including Zip Code, of Registrant's Principal Executive Offices)
_________________________
Tesoro Logistics LP
2011 Long-Term Incentive Plan
(Full Title of Plan)
_________________________

Kim K. W. Rucker
Executive Vice President and General Counsel
19100 Ridgewood Pkwy
San Antonio, Texas 78259-1828
(210) 626-6000
(Name, address, zip code, and telephone number,
including area code, of agent for service)

_________________________

With a copy to: Sean Feller, Esq. Gibson, Dunn & Crutcher LLP 2029 Century Park East Los Angeles, CA 90067

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common units representing limited partner interests	1,000,000	$47.96	$47,960,000	$5,559

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) also covers such indeterminable number of additional common units of Tesoro Logistics LP (the “Registrant”) as may become issuable pursuant to the adjustment provisions of the Tesoro Logistics LP 2011 Long-Term Incentive Plan as amended and restated on October 4, 2016.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low prices per common unit of the Registrant on the New York Stock Exchange on October 31, 2016.

EXPLANATORY STATEMENT
This Registration Statement on Form S-8 is filed by Tesoro Logistics LP, a Delaware limited partnership, relating to 1,000,000 common units representing limited partner interests of the Registrant (the “Common Units”), issuable under the Tesoro Logistics LP 2011 Long-Term Incentive Plan as amended and restated on October 4, 2016 (the “Plan”), which 1,000,000 units are in addition to the 750,000 Common Units registered on the Registrant’s Form S-8 filed on April 29, 2011 (File No. 333-173807) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”). The contents of the Prior Registration Statement, together with all exhibits filed therewith or incorporated therein by reference, are incorporated herein by reference and made a part of this Registration Statement.
Pursuant to General Instruction E to Form S-8, because this Registration Statement registers additional securities under the Plan of the same class as those to which the Prior Registration Statement relates and is effective, this Registration Statement consists only of the following: the facing page, the required statement regarding incorporation by reference, information required to be in this Registration Statement that is not in the Prior Registration Statement, the required opinions and consents, and the signature page.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.     Exhibits.
Exhibit No.    Description

4.1
Certificate of Limited Partnership of Tesoro Logistics LP (incorporated herein by reference to Exhibit 3.1 to Tesoro Logistics LP’s Registration Statement on Form S-1 filed January 4, 2011 (File No. 333-171525)).

4.2
Certificate of Formation of Tesoro Logistics GP, LLC (incorporated herein by reference to Exhibit 3.3 to Tesoro Logistics LP’s Registration Statement on Form S-1 filed January 4, 2011 (File No. 333-171525)).

4.3
First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP (incorporated herein by reference to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed April 29, 2011 (File No. 1-35143)).

4.4
Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP, dated as of December 2, 2014, entered into and effectuated by Tesoro Logistics GP, LLC (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on December 8, 2014 (File No. 1-35143)).

4.5
Second Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, effective as of September 30, 2014, among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company LLC, and Tesoro Logistics GP, LLC (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on July 1, 2014 (File No. 1-35143)).

4.6
Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of July 1, 2014, among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company LLC, and Tesoro Logistics GP, LLC (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on September 30, 2014 (File No. 1-35143)).

4.7
Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of November 12, 2015, among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, and Tesoro Alaska Company LLC (incorporated herein by reference from Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed on November 12, 2015 (File No. 1-35143)).

4.8
Amendment No. 3 to the Second Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of July 1, 2016, between Tesoro Corporation, Tesoro Refining & Marketing Company LLC and Tesoro Alaska Company LLC (incorporated herein by reference from Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed on July 7, 2016 (File No. 1-35143)).

4.9
Corrected Amendment No. 3 to the Second Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of July 1, 2016, between Tesoro Corporation, Tesoro Refining & Marketing Company LLC and Tesoro Alaska Company LLC (incorporated herein by reference from Exhibit 3.1 to the Partnership’s Quarterly Report on Form 10-Q filed on August 4, 2016 (File No. 1-35143)).

4.10
Amendment No. 4 to the Second Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as September 16, 2016, by and among Tesoro Logistics GP, LLC, Tesoro Corporation, Tesoro Refining & Marketing Company LLC and Tesoro Alaska Company LLC (incorporated herein by reference from Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed on September 22, 2016 (File No. 1-35143)).

4.11#
Tesoro Logistics LP 2011 Long-Term Incentive Plan as amended and restated on October 4, 2016 (incorporated herein by reference to Exhibit 10.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on October 5, 2016 (File No. 1-35143)).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Counsel (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).
_________________
* Filed herewith.
# Compensatory plan, contract or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, Tesoro Logistics LP, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on November 2, 2016.

TESORO LOGISTICS LP
By: Tesoro Logistics GP, LLC its General Partner
By: \S\ PHILLIP M. ANDERSON Name: Phillip M. Anderson Title: President

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Steven M. Sterin as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
\S\ GREGORY J. GOFF Gregory J. Goff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 2, 2016
\S\ STEVEN M. STERIN Steven M. Sterin	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 2, 2016
\S\ PHILLIP M. ANDERSON Phillip M. Anderson	Director and President	November 2, 2016
\S\ RAYMOND J. BROMARK Raymond J. Bromark	Director	November 2, 2016
\S\ ROBERT W. GOLDMAN Robert W. Goldman	Director	November 2, 2016
\S\ JAMES H. LAMANNA James H. Lamanna	Director	November 2, 2016
\S\ THOMAS C. O'CONNOR Thomas C. O’Connor	Director	November 2, 2016
\S\ MICHAEL E. WILEY Michael E. Wiley	Director	November 2, 2016

EXHIBIT INDEX
Exhibit No.    Description

4.1
Certificate of Limited Partnership of Tesoro Logistics LP (incorporated herein by reference to Exhibit 3.1 to Tesoro Logistics LP’s Registration Statement on Form S-1 filed January 4, 2011 (File No. 333-171525)).

4.2
Certificate of Formation of Tesoro Logistics GP, LLC (incorporated herein by reference to Exhibit 3.3 to Tesoro Logistics LP’s Registration Statement on Form S-1 filed January 4, 2011 (File No. 333-171525)).

4.3
First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP (incorporated herein by reference to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed April 29, 2011 (File No. 1-35143)).

4.4
Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP, dated as of December 2, 2014, entered into and effectuated by Tesoro Logistics GP, LLC (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on December 8, 2014 (File No. 1-35143)).

4.5
Second Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, effective as of September 30, 2014, among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company LLC, and Tesoro Logistics GP, LLC (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on July 1, 2014 (File No. 1-35143)).

4.6
Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of July 1, 2014, among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company LLC, and Tesoro Logistics GP, LLC (incorporated by reference herein to Exhibit 3.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on September 30, 2014 (File No. 1-35143)).

4.7
Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of November 12, 2015, among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, and Tesoro Alaska Company LLC (incorporated herein by reference from Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed on November 12, 2015 (File No. 1-35143)).

4.8
Amendment No. 3 to the Second Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of July 1, 2016, between Tesoro Corporation, Tesoro Refining & Marketing Company LLC and Tesoro Alaska Company LLC (incorporated herein by reference from Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed on July 7, 2016 (File No. 1-35143)).

4.9
Corrected Amendment No. 3 to the Second Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as of July 1, 2016, between Tesoro Corporation, Tesoro Refining & Marketing Company LLC and Tesoro Alaska Company LLC (incorporated herein by reference from Exhibit 3.1 to the Partnership’s Quarterly Report on Form 10-Q filed on August 4, 2016 (File No. 1-35143)).

4.10
Amendment No. 4 to the Second Amended and Restated Limited Liability Company Agreement of Tesoro Logistics GP, LLC, dated as September 16, 2016, by and among Tesoro Logistics GP, LLC, Tesoro Corporation, Tesoro Refining & Marketing Company LLC and Tesoro Alaska Company LLC (incorporated herein by reference from Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed on September 22, 2016 (File No. 1-35143)).

4.11#
Tesoro Logistics LP 2011 Long-Term Incentive Plan as amended and restated on October 4, 2016 (incorporated herein by reference to Exhibit 10.1 to Tesoro Logistics LP’s Current Report on Form 8-K filed on October 5, 2016 (File No. 1-35143)).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Counsel (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).
_________________
* Filed herewith.
# Compensatory plan, contract or arrangement.